                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT is made and entered into as of April 18, 1996 by and between LASERSIGHT INCORPORATED, a Delaware corporation ("Parent"), and JOHN W. NORRIS, M.D. (the "Seller").

                                    RECITALS

         A. Seller owns certain assets which are leased to Eye Diagnostics & Surgery, P.A. (the "Company") which operates an ophthalmic medical practice commonly known as Northern NJ Eye Institute at facilities located in South Orange, New Jersey, Vernon, New Jersey and Elizabeth, New Jersey (the "Practice").

         B. Seller desires to sell to Parent, and Parent desires to purchase from Seller, all of the assets owned by Seller which are utilized by the Practice, on the terms and subject to the conditions hereinafter set forth.

         C. Parent will then transfer such assets to LSI Acquisition, Inc., a New Jersey corporation and a wholly owned subsidiary of Parent ("Newco").

         THEREFORE, the parties agree as follows:

SECTION 1.  DEFINITIONS.

         In addition to terms defined elsewhere in this Agreement (including the Recitals, which are hereby incorporated into this Agreement by this reference), the following terms shall have the meanings assigned to them in this Section 1, both for the purposes of this Agreement and all Schedules and Exhibits hereto:

         "Agreement" shall mean this Asset Purchase Agreement, as amended from time to time by the parties hereto, together with all Schedules and Exhibits hereto.

         "Assets" shall mean those assets set forth on Schedule 1, all free and clear of all Liens.

         "Closing"   shall  mean  the  transfer  by  Parent  to  Seller  of  the consideration set forth herein, the transfer by Seller to Parent of the Assets and the consummation of the transactions contemplated by this Agreement.

         "Lien" shall mean any lien, pledge, claim, charge, security interest or encumbrance of any nature whatsoever.


SECTION 2.  PURCHASE AND SALE OF ASSETS.

         Subject to the terms and conditions hereof, Seller shall sell, assign, transfer and convey to Parent free and clear of all Liens, and Parent shall purchase and accept, the Assets.


SECTION 3.  PURCHASE PRICE

         3.1 Purchase Price. The purchase price for the Assets shall be Five Hundred Eighty-One Thousand Three Hundred Twenty-Eight Dollars ($581,328.00) which shall be paid as follows:

                  (a) Cash or Promissory Note. At the Closing Parent shall deliver to Seller (i) if the Closing shall occur on or after June 1, 1996, Three Hundred Forty Thousand Dollars ($340,000.00) in cash or by a certified or official bank check payable to the order of Seller (the "Cash Payment"); or (ii) if the Closing shall occur prior to June 1, 1996, a Promissory Note (the "Note") payable to Seller in the form of Exhibit A hereto in the principal amount of Three Hundred Forty Thousand Dollars ($340,000.00).

                  (b) Parent Common Stock. At the Closing Parent shall deliver to Seller Sixteen Thousand Eighty-Nine (16,089) shares of validly issued, fully paid and nonassessable common stock, $.001 par value, of Parent ("Parent Common Stock").

         3.2  Reconciliation of Purchase Price.

         (a) On the second anniversary of the Closing Date (the "Valuation Date"), Parent shall calculate the purchase price shortfall (the "Purchase Price Shortfall") by subtracting (i) $241,328.00, from (ii) the number resulting from multiplying 16,089 times the Adjusted Valuation Price (as defined herein). If the Purchase Price Shortfall is a positive number no further action will be necessary. If the Purchase Price Shortfall is a negative number, then Parent agrees to (i) pay the amount of the Purchase Price Shortfall in cash to Seller, or (ii) issue, to Seller, additional shares of Parent Common Stock with a value equal to the Purchase Price Shortfall (such shares of Parent Common Stock shall be referred to as "Additional Stock"), or (iii) resolve the Purchase Price Shortfall through a combination of the payment of cash and the issuance of Additional Stock. Parent, in its sole discretion, shall determine whether to pay cash or issue shares of Parent Common Stock to pay the Purchase Price Shortfall.

The "Adjusted Valuation Price" shall equal the average closing price of a share of Parent Common Stock for the ten day period immediately preceding the second anniversary of the Closing as reported by the NASDAQ Stock Market or such other securities exchange or national market system on which Parent Common Stock is then listed.

         (b) Notwithstanding the foregoing, in no event will (i) the amount of the Purchase Price Shortfall exceed $80,438.00, or (ii) Parent be required to issue more than 8,044 shares of Additional Stock.

         (c) Notwithstanding the foregoing, the number of shares of Additional Stock to be issued pursuant to this Agreement shall be equitably adjusted to the extent that such adjustment is necessary to preserve the economic value of such shares in the event of a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation or similar event, of or by Parent between the date of this Agreement and the date Additional Stock is issued.

         (d) No fractional shares of Parent Common Stock will be issued, but in lieu thereof a cash payment shall be calculated in accordance with Section 3.4 utilizing the Adjusted Valuation Price.

         3.3 Transfer of Parent Common Stock. All Parent Common Stock issued and delivered pursuant to this Agreement will be authorized but previously unissued shares of the Parent's common stock which have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Unless and until otherwise permitted by this Agreement, each certificate of Parent Common Stock issued pursuant to this Agreement to Seller, or his nominee, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "These shares have not been registered under the Securities Act of 1933 and may not be offered for sale, sold, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act or pursuant to an exemption from the registration requirements of such Act. Further, any such offer, sale, pledge or transfer is subject to the conditions specified in an Asset Purchase Agreement dated as of April 18, 1996 ("Agreement") delivered in connection with the issuance of such shares by LaserSight Incorporated, a copy of which Agreement will be furnished to the holder hereof upon request and without charge."

         3.4 Fractional Company Common Stock. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof the Seller shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to such fraction multiplied by the closing price of a share of Parent Common Stock as of the date of this Agreement as reported on the NASDAQ National Market System.

SECTION 4.  ASSUMPTION OF LIABILITIES.

         Parent does not and shall not assume, or in any way be liable or responsible for, any liabilities or obligations of Seller whether known or unknown, and whether now existing or hereafter accruing.

SECTION 5.  CLOSING.

         5.1 Closing Date. The Closing shall take place on the earlier of (i) June 17, 1996 or (ii) if the conditions set forth in Section 6.2(n) of the EDS Merger Agreement (as defined herein) have been satisfied, on such earlier date as Parent and the Stockholders shall mutually agree, at the offices of Sonnenschein, Nath & Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020, or at such other place as the parties shall agree, and shall be effective as of the Effective Date ("Closing Date").

         5.2 Transfer of Assets. At the Closing Seller shall sell, transfer, assign, grant, deliver and convey to Parent all of Seller's right, title and interest in and to the Assets, free and clear of any and all Liens. The transactions contemplated by this Agreement shall be evidenced by delivery by Seller to Parent of a Bill of Sale substantially in the form attached hereto as Exhibit B, assignments and other documents of transfer acceptable in form and substance to Parent in its judgment reasonably exercised.

         5.3 Evidence of Transfer. At the Closing and thereafter, as Parent may from time to time reasonably request, Seller shall execute and deliver to Parent such documents and instruments of conveyance as may be appropriate and shall take or cause to be taken such actions as Parent may request in order to accomplish the transfer of the Assets and the consummation of the matters contemplated by this Agreement. All such documents shall be in form and substance reasonably satisfactory to Parent.


SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

         Seller hereby represents and warrants to Parent and covenants and agrees, as of the Closing Date, as follows:

         6.1 Authority. This Agreement has been duly and validly executed and delivered by the Seller and, assuming this Agreement constitutes valid and binding obligation of Parent, will constitute a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The Seller has the necessary legal capacity to enter into and perform this Agreement and the other agreements contemplated hereby.

         6.2 Title. Seller has good and marketable title to and shall convey the Assets to Parent free and clear of all Liens.

         6.3 Taxes. Seller has paid, or will pay on or prior to any applicable due date, all personal property and other taxes accrued or owed in connection with Seller's ownership of the Assets.

         6.4 Status of Assets. The Assets are in good operating condition and repair, and Seller has not received notice that any Asset or the use thereof is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

         6.5 Creditors. There is no person or business organization which is known to Seller to have a Lien on the Assets. The transfer of the Assets to Parent does not and will not constitute a fraudulent transfer or fraudulent conveyance under any applicable state or federal law or regulation or under any similar laws relating to creditors' rights generally and the Purchase Price constitutes fair and adequate consideration for the Assets. Seller has not entered into this Agreement or made any transfer or incurred any obligations hereunder or in connection herewith, with the actual intent to disturb, hinder, delay or defraud Seller's present or future creditors or other persons.

         6.6 No Violation. None of the execution, delivery nor the performance by Seller of this Agreement violates or will violate any provision of law, of any order, judgment or decree of any court or other governmental or regulatory authority, nor violates or will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller is a party or by which Seller is bound or to which any of Seller's properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon the Assets.

         6.7 Consents and Approvals. No consent, waiver, authorization, or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and no declaration to or filing or registration with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of his obligations hereunder, except as would not have a Material Adverse Effect (as defined herein). For purposes hereof, "Material Adverse Effect" means an event, condition, development or circumstance, taken as a whole, which has or may have a more than five percent (5%) monetary adverse effect on the Assets.

         6.8 Insurance. Seller does not maintain insurance with respect to the Assets.

         6.9 Accuracy of Information. None of the representations, warranties or statements contained in this Agreement, in the exhibits hereto, or in any other agreement, instrument or document executed or delivered by Seller in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

         6.10 Purchase for Investment; Restricted Securities. Seller will acquire the Parent Common Stock for his own account for investment and not with a present view toward any resale or distribution thereof. Certificates representing the acquired Parent Common Stock shall bear the restrictive legend set forth in Section 3.3 hereof indicating the absence of registration under the Securities Act and imposing all applicable transfer restrictions thereon. The holders of the Parent Common Stock issued pursuant to the terms hereof shall not transfer such shares in violation of any applicable federal, state or local laws, rules or regulations.

         6.11 Parent Common Stock.

         (a) Seller  acknowledges the delivery by Parent and Seller's receipt of
(i) Parent's  Annual  Report on Form 10-K for the year ended  December 31, 1995,
(ii) Parent's proxy statement relating to its 1995 annual meeting of stockholders, and (iii) such other publicly available information relating to Parent as was requested by such Seller (collectively, the "SEC Filings").

         (b) Seller acknowledges that representatives of Parent have responded to all questions of Seller relating to the SEC Filings.

         (c) Seller has relied upon consultations with its legal, financial and other advisers with respect to this transaction, and the nature of the investment together with the additional information concerning Parent set forth in the information provided in Section 6.11(a) above.

         (d) The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the issuance by the Parent of the Parent Common Stock.

Except as set forth in this Section VI, Seller does not make any representation or warranty to Parent.

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PARENT.

         Seller hereby represents and warrants to Parent and covenants and agrees, as of the Closing Date, as follows:

         7.1 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted.

         7.2 Corporate Authority. As of the Closing Date, Parent will have the corporate power to enter into this Agreement and to carry out its respective obligations hereunder and thereunder. As of the Closing Date, the execution and delivery of this Agreement and the performance of Parent's obligations hereunder, will have been duly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent will be necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Parent and, as of the Closing Date, will constitute valid and legally binding obligations of Parent, enforceable against Parent in accordance with the terms hereof and thereof, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

         7.3 No Violation. Neither the execution, delivery nor the performance by Parent of this Agreement violates or will violate any provision of law, of any order, judgment or decree of any court or other governmental or regulatory authority, or of the charter documents or by-laws of Parent, nor violates or will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Parent is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Parent.

         7.4 Consents and Approvals. Other than requirements of federal and state securities laws, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or governmental body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement.

         7.5 Accuracy of Information. None of the representations, warranties or statements contained in this Agreement, in the exhibits hereto, in the SEC Filings or in any other agreement, instrument or document executed or delivered by or on behalf of Parent in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

Except as set forth in this Section VII, Parent does not make any representation or warranty to Seller.


SECTION 8.  CONDITIONS AND ADDITIONAL AGREEMENTS.

         8.1 Parent's Conditions to Close. The Closing and all obligations of Parent pursuant to this Agreement shall be conditioned upon the following:

                  (a) all representations and warranties contained in Section 6 shall be true in all material respects as of the Closing Date;

                  (b) there shall not have been any material change in the Assets (either individually or in the aggregate) from the date of Parent's execution of this Agreement through the Closing Date if the date of execution of this Agreement and the Closing Date are not one and the same;

                  (c) Seller shall have performed all of his obligations under this Agreement required to be performed as of the Closing Date;

                  (d)  the  transactions  contemplated  hereby  shall  not:  (i)
         require the consent, waiver, authorization or approval of any governmental authority, domestic or foreign, or of any other person, entity or organization, or (ii) conflict with or result in any breach or violation of the terms and conditions of, or constitute (or with notice or lapse of time, or both, constitute) a default under applicable federal, state, local or foreign statute, regulation, order, judgment or decree; and

                  (e) The merger contemplated by the Agreement and Plan of Merger among Parent, Newco, Eye Diagnostics & Surgery, P.A., John W. Norris, M.D. and Bernard Spier, M.D. (the "EDS Merger Agreement") shall have been consummated and conditions precedent contained in such agreement shall have been satisfied or waived and the merger contemplated by the Agreement and Plan of Merger among Parent, Newco, Cataract Hotline, Inc. and Michael R. Norris (the "CH Merger Agreement") shall have been consummated and conditions precedent contained in such agreement shall have been satisfied or waived.

In the event that any of the foregoing conditions is not satisfied, then Parent may, at its option, terminate this Agreement in which event Parent shall be relieved of all obligations hereunder and this Agreement shall be deemed null, void and of no force or effect.

         8.2 Parent's Deliveries. At or prior to the Closing, Parent shall deliver to Seller (i) the Cash Payment or the Note, as applicable; and (ii) the Parent Common Stock.

         8.3 Seller's Conditions To Close. The Closing and all obligations of Seller pursuant to this Agreement shall be conditioned upon the following:

                  (a) all representatives and warranties contained in Section 7 shall be true as of the Closing Date;

                  (b) Parent shall have performed all of its obligations under this Agreement required to be performed as of the Closing Date;

                  (c) The merger contemplated by the EDS Merger Agreement shall have been consummated and conditions precedent contained in such agreement shall have been satisfied or waived and the merger contemplated by the CH Merger Agreement shall have been consummated and conditions precedent contained in such agreement shall have been satisfied or waived; and

                  (d)  the  transactions  contemplated  hereby  shall  not:  (i)
         require the consent, waiver, authorization or approval of any governmental authority, domestic or foreign, or of any other person, entity or organization, or (ii) conflict with or result in any breach or violation of the terms and conditions of, or constitute (or with notice or lapse of time, or both, constitute) a default under applicable federal, state, local or foreign statute, regulation, order, judgment or decree.

In the event Seller believes that any of the foregoing conditions is not satisfied, then Seller may, at its option, terminate this Agreement in which event Seller shall be relieved of all obligations hereunder and this Agreement shall be deemed null, void and of no force or effect.

         8.4 Seller's Deliveries. At or prior to the Closing, Seller shall deliver to Parent the following documents:

                  (a) Bill of Sale. The Bill of Sale, conveying all of Seller's right, title and interest in the Assets to Parent; and

                  (b)   Other  Purchase  Documents.   All  such  documents  and
          instruments   Parent  and  its  counsel  may  reasonably   request  in
          connection with the consummation of the transactions contemplated by this Agreement.

         8.5  Registration Rights.

         (a) Seller may at any time beginning immediately after the Valuation Date and ending six (6) months following the Valuation Date demand Parent to register the Additional Stock under the Securities Act. Seller, jointly or individually, must exercise the demand registration rights granted pursuant to this Section 8.5 during such six (6) month period or such rights shall expire and such rights may only be exercised once during such six (6) month period. Upon Seller's exercise of his demand registration rights pursuant to this
Section 8.5 Parent shall use reasonable efforts to (i) file the required registration statement, (ii) have such registration statement become effective, and (iii) keep the registration statement effective for a four (4) month period.

         (b) In addition, if at any time or from time to time Parent proposes or is required to file with the SEC a registration statement under the Securities Act relating to any shares of Parent Common Stock (other than a registration statement on Form S-8 or Form S-4 or any successor forms thereto, or any registration form that does not permit the inclusion therein of the Additional Stock issued pursuant to this Agreement) (the "Registration Statement"), Parent will each such time give prompt written notice of its intention to do so to all holders of Additional Stock issued pursuant to this Agreement then outstanding. Upon the written request of any such holders (collectively, the "Requesting Holders") given within 10 days after the delivery or mailing of such notice from Parent, Parent will use all commercially reasonable efforts to cause all Additional Stock issued pursuant to this Agreement then outstanding which such Requesting Holders shall have requested to be included (subject to the limitations set forth in Sections 8.5(c) and 8.5(d) below) in such Registration Statement ("Requested Shares") so as to permit the public sale or other disposition of such Requested Shares.

         (c) If the Registration Statement of which Parent gives notice relates to an underwritten public offering, Parent shall so advise the holders as a part of the written notice given pursuant to Section 8.5(b) above. In such event, the right of any Requesting Holder to registration shall be conditioned upon such Requesting Holder's execution of the underwriting agreement agreed to by Parent and the managing underwriters selected by Parent for such underwritten offering.

         (d) Notwithstanding any other provisions of this Section 8.5, if the managing underwriters advise Parent that marketing factors require a limit on the number of shares to be underwritten, Parent may (subject to the limitations set forth below) exclude all Requested Shares from, or limit the number of Requested Shares to be included in, the Registration Statement and underwriting. In such event, Parent shall so advise all Requesting Holders, and the number of Requested Shares and other shares ("Other Shares") requested to be included in such Registration Statement and underwriting by other persons or entities that are then stockholders of Parent ("Other Holders"), after providing for all shares that Parent proposes to offer and sell for its own account, shall be allocated among the Requesting Holders and the Other Holders pro rata on the basis of (i) the number of Requested Shares then held by such Requesting Holders and (ii) the aggregate number of Other Shares then held by the Other Holders. If any Requested Shares or Other Shares are excluded or withdrawn from such Registration Statement and underwriting for any reason other than pursuant to the previous sentence, then Parent shall offer to Requesting Holders and Other Holders the right to include additional Requested Shares or Other Shares, as applicable, in the Registration Statement and underwriting in an amount equal to the number of shares so excluded or withdrawn, with such additional shares to be allocated among the Requesting Holders and Other Holders requesting additional inclusion, on the same basis as in the preceding sentence.

         (e) In the case of each Registration Statement effected by Parent pursuant to the terms described herein, Parent will keep each Requesting Holder advised in writing as to the initial filing of each Registration Statement and as to the effectiveness thereof. Parent will use reasonable efforts to: (i) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Requesting Holder from time to time may reasonably request; and (ii) cause all such Requested Shares that are registered under a Registration Statement to be listed on each securities exchange or national market system on which similar shares issued by Parent are then listed.

         (f) Seller shall from time to time promptly supply to Parent in writing any information relating to Seller, his holdings of Parent Common Stock, and his intended plan of distribution as Parent may reasonably request in order for it to comply with the rules of the Securities and Exchange Commission relating to such registration statement.

         (g) All reasonable expenses incurred in connection with the registration effected pursuant to this Section 5.7, including without limitation all registration, filing, and qualification fees (including blue sky fees), printing expenses, escrow fees, fees and disbursements of counsel for Parent, expenses of special audits incidental to or required by such registration, the premiums for insurance, if any, and all discounts and brokers' and underwriters' fees and commissions shall be allocated among Parent, Seller and any other stockholders of Parent registering shares at the same time, if applicable, in proportion to the number of shares of stock to be registered by each such party as compared to the total number of shares of stock to be registered by all such parties in such registration.

         8.6 Transfer Taxes. Parent shall pay all taxes required by NJSA 54:32B-1, et.al. which arise as a result of Parent's purchase of the Assets, or Parent shall provide Seller with evidence that such taxes are not applicable.

         8.7 Transfer of Assets. Parent shall transfer the Assets to Newco promptly after the Closing.

         8.8 Insurance. So long as Parent has any indemnification obligations under Section 10.1 hereof, Parent shall or Parent shall require Newco to maintain in effect insurance coverage with substantially similar coverage limits as are contained in the policies described as items 1 and 2 on Schedule 3.21 to the EDS Merger Agreement.


SECTION 9.  TERMINATION AND ABANDONMENT.

         9.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (a)  By the mutual written consent of Seller and Parent;

                  (b) By Parent,  if all of the  conditions set forth in Section
         8.1 of this Agreement shall not have been satisfied or waived on or prior to the Closing Date;

                  (c) By Seller,  if all of the  conditions set forth in Section
         8.3 of this Agreement shall not have been satisfied or waived on or prior to the Closing Date; or

                  (d)  By Seller or Parent at any time after June 17, 1996.

If this Agreement is terminated pursuant to this Section 9.1, it shall become null and void and of no further force or effect, except as provided in Section 9.2

         9.2  Procedure  Upon  Termination.  In the  event  of  termination  and abandonment of this Agreement by Seller or Parent pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to the other party or parties as provided herein and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller or Parent, and Seller and Parent shall each return to the other party any documents or copies thereof in possession of such party furnished by such other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this

Agreement with respect to this Agreement or the transactions contemplated hereby except as provided in this Section 9.2; provided, however, that no termination of this Agreement pursuant to the provisions of this Section 9 shall relieve any party of liability for a breach of any provision of this Agreement occurring prior to such termination.


SECTION 10.  INDEMNIFICATION.

         10.1  Indemnification.

         (a) Seller agrees, to indemnify and hold Parent and Parent's affiliates, officers, directors and agents harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all
claims,   demands,   suits,  causes  of  action,   proceedings,   judgments  and
liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of the failure of any representation or warranty made by Seller in this Agreement or in any Schedule delivered pursuant hereto to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date or the breach by or nonperformance of Seller of any covenants contained in this Agreement, provided that the indemnification covenant contained in this Section will not require Seller to indemnify in connection with consequential damages sustained by the parties eligible for indemnification hereunder.

         (b) Parent agrees to indemnify and hold Seller and his heirs and assigns harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of (i) the failure of any representation or warranty made by Parent in this Agreement to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date or (ii) the breach by or nonperformance of Parent of any covenants contained in this Agreement, including without limitation Sections 8.6, 8.7 and 8.8, provided that the indemnification covenant contained in this Section will not require Seller to indemnify in connection with consequential damages sustained by the parties eligible for indemnification hereunder.

         (c) The party indemnified hereunder (the "Indemnified Party") shall notify in writing the indemnifying party (the "Indemnifying Party") within (i) 60 days after a claim is presented to the Indemnified Party or the Indemnified Party becomes aware of substantial facts that would reasonably appear to the Indemnified Party to be likely to give rise to a claim for indemnity hereunder, or (ii) five days if the Indemnified Party receives formal notice of the filling of a suit, petition or claim or the scheduling of a hearing related to a matter which may give rise to claim for indemnity hereunder. The Indemnifying Party shall promptly defend, settle, compromise or litigate such claim in good faith. If the Indemnifying Party does not promptly defend, settle, compromise or litigate such claim in good faith, the Indemnified Party may do so without the Indemnifying Party's participation, in which case the Indemnifying Party may settle or compromise such claim without the Indemnifying Party's consent. If the Indemnified Party fails to notify the Indemnifying Party of claim in accordance with the terms of this Section, and the Indemnifying Party is thereby materially prejudiced by such failure of notice in its defense of the claim, the Indemnifying Party's obligation to indemnify hereunder shall be extinguished with respect to such claim to the extent that the Indemnifying Party has been prejudiced by the failure to give such notice.

         (d) The Indemnified Party shall not be entitled to indemnification for any claim until the aggregate amount of claims hereunder exceeds $20,000.00 (the "Threshold Amount"), and then the Indemnified Party may only recover the amount in excess of the Threshold Amount. Prior to seeking indemnification hereunder the parties must first utilize proceeds available from relevant insurance policies of the Indemnified Party or Newco if Newco is the Indemnified Party. In addition, the Indemnifying Party's obligation under this Section 10.1 shall not exceed $290,664.00.

         (e) Notwithstanding the foregoing, Seller may claim a breach of Section 10.1(b) and may seek indemnification hereunder, without regard to the Threshold Amount, if Parent breaches Section 8.6, 8.7 or 8.8.

         (f) The obligations of under this Section 10.1 shall survive the Closing for a period of two years. The rights and remedies provided under this
Section 10.1 shall be exclusive of any other rights and remedies to which any of the Indemnified Parties may be entitled under this Agreement or otherwise at law or in equity.


SECTION 11.  GENERAL PROVISIONS.

         11.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement for a period of two years. In the event of a breach of any of such representations and warranties, the party to whom such representations and warranties have been made shall have all rights and remedies for such breach available to him under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

         11.2 Publicity. So long as this Agreement shall be in effect, neither Seller nor Parent shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent shall not be withheld where such release or announcement is required by applicable law.

         11.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Parent shall have the unrestricted right to assign this Agreement and all or any part of his rights hereunder and to delegate all or any part of its obligations hereunder to any affiliate of Parent, but in such event Parent shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person, firm or corporation not a party to this Agreement, or the legal representatives of such person, firm or corporation, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         11.4 Brokers and Finders. Each of parties represents and warrants to the other that he has not engaged any broker, finder or investment banker in connection with the transactions contemplated by this Agreement. Each of Parent and Seller agrees to indemnify and hold harmless the other against any brokerage fee, commission, finder's fee, or financial advisory fee due to any person, firm or corporation acting on his behalf in connection with the transactions contemplated by this Agreement.

         11.5 Expenses. Except as otherwise expressly provided in this Agreement, including, without imitation, the obligations set forth in Section 8.6, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

         11.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                  1.       if to Seller, to:

                                    John W. Norris, M.D.
                                    71 South Second Street
                                    South Orange, New Jersey  07070

                           with a copy to:

                                    Nixon, Hargrave Devans & Doyle, LLP
                                    990 Stewart Avenue
                                    Garden City, New York 11530
                                    Attn: Michael J. Taubin

                  2.       if to Parent, to:

                                    LaserSight Incorporated
                                    12161 Lackland Road
                                    St. Louis, Missouri 63146
                                    Attn:  Chief Executive Officer

                           with a copy to:

                                    Sonnenschein Nath & Rosenthal
                                    One Metropolitan Square
                                    Suite 3000
                                    St. Louis, Missouri 63102
                                    Attn:  Alan Bornstein


or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

         11.7 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

         11.8 Waivers and Amendments. Each of Parent and Seller may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to his own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

         11.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity of enforceability of this Agreement or of any other term or provision hereof.

         11.10 Article and Section Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         11.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date and year first above written.

SELLER:                                      Parent:

                                             LASERSIGHT INCORPORATED

/s/John W. Norris                                 /s/Michael R. Farris
- ------------------------------               By:-----------------------------
    John W. Norris, M.D.                          Chief Executive Officer
                                             Its:----------------------------

                                   Exhibit A

                                 PROMISSORY NOTE


$340,000.00                                              _____________, 1996


         FOR VALUE RECEIVED, the undersigned promises to pay JOHN W. NORRIS, M.D. the principal sum of Three Hundred Forty Thousand Dollars ($340,000.00) plus interest at the rate herein described. The principal sum of this Note and interest accrued thereon from the date hereof shall be paid in one (1) installment on June 14, 1996. Interest shall be charged on the unpaid principal until the full amount of principal has been paid at an annual rate of 5.05%.

         Payments of principal and interest  accrued hereon shall be made either
(i) via a wire transfer to an account designated by Norris, or (ii) via certified check delivered to 19 Robin Hill Road, North Caldwell, New Jersey 07006, or such other place which the holder of this Note may from time to time shall direct in writing.

         At the option of the undersigned, all or any portion of the principal sum due on this Note may be prepaid without premium or penalty.

         If default be made in the payment of all or a part of the principal and interest accrued thereon when due (i) the holder of this Note may, at the option of said holder, declare all unpaid indebtedness evidenced by the Note immediately due and payable, and if this Note is turned over to attorneys for collection, the undersigned maker agrees to pay all costs of collection, including reasonable attorneys' fees and court costs, and (ii) the unpaid principal balance hereof shall bear interest at a rate of 10% until paid in full.

         The maker of this Note hereby waives presentment, demand for payment, notice of dishonor, protest, notice of protest and all other notices or demands in connection with delivery, acceptance and performance of this Note. The parties acknowledge and agree that the undersigned shall have no right of offset against amounts due pursuant to the terms of this Note.

         If any provision of this Note or the application thereof is held invalid or unenforceable, the remainder of this Note will not be affected thereby and the provisions of this Note shall be severable in any such instance.

         No waiver of any term, provision or condition of this Note, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

         This Note has been executed under and shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.



                                               LASERSIGHT INCORPORATED


                                               By:--------------------------

                                               Title:-----------------------

                                    Exhibit B
                                  BILL OF SALE


         THIS BILL OF SALE, dated as of ____________, 1996, from JOHN W. NORRIS, M.D. ("Seller"), to LASERSIGHT INCORPORATED, a Delaware corporation ("Parent").

         WHEREAS, Seller has agreed, pursuant to the terms of the Asset Purchase Agreement dated as of April 18, 1996 by and between Parent and Seller (the "Purchase Agreement"), to sell, assign, transfer and convey unto Parent the Assets, as that term is defined in the Purchase Agreement;

         NOW, THEREFORE, in consideration of the payment of the Purchase Price, as that term is defined in the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound;

         Seller does hereby assign, transfer, convey and deliver to Parent, free and clear of all liens, pledges, claims, charges, security interests or encumbrances of any nature whatsoever, all of Seller's right, title and interest, legal and equitable, in and to the Assets.

         Seller warrants to Parent that on the date hereof, Seller is the true and lawful owner of the Assets, holds good and marketable title in and to all of the Assets, has full power and authority to sell and convey the same, in each case free and clear of all liens.

         Seller shall at any time and from time to time, execute and deliver to Parent all other and further agreements, assignments, conveyances, deeds and other instruments necessary or desirable to vest in Parent full right, title and interest in or to any of the property or other interest in property which this instrument purports to transfer to Parent.

         Seller shall indemnify and hold Parent harmless, pursuant to the terms of the Purchase Agreement, from and against any and all liabilities, obligations, claims, damages, costs and expenses, including costs and reasonable attorneys fees, related to or arising from any third party claim that Parent is not vested with full legal title the Assets.

         This Bill of Sale shall be construed under the laws of the State of New York.

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized officer the day and year first above written.


                                                     --------------------------
                                                     John W. Norris, M.D.